Exhibit 99.1

NEWS RELEASE for March 5, 2004 at 7:35 AM EST

Contact:	Allen & Caron Inc
	Jay F. McKeage (investors)	Len Hall (media)
	212-691-8087	949-474-4300
	jay@allencaron.com	len@allencaron.com

RICHARD J. SULLIVAN RESIGNS FROM BOARD OF DIRECTORS
OF DIGITAL ANGEL CORPORATION

SO. ST. PAUL, MN (March 5, 2004) … Digital Angel Corporation (Amex:DOC), an advanced technology company in the field of rapid and accurate identification, location tracking, and condition monitoring of high-value assets, announced that on March 3, 2004, it received a letter from Richard J. Sullivan, 64, informing the Company of his resignation as Director from the Digital Angel Board of Directors.  Sullivan’s letter cited personal reasons for his decision, the Company said.

About Digital Angel Corporation

Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value, mobile assets. Applications for the Company’s products include identification and monitoring of pets, fish and livestock through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors.

Digital Angel Corporation is majority-owned by Applied Digital Solutions, Inc. (Nasdaq:ADSX).  For more information about Digital Angel, please visit www.DigitalAngelCorp.com.

The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections.  The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to, that the Company’s historical losses and negative cash flows from operations raise doubt about the Company’s ability to continue as a going concern; that the Company’s stockholders will experience dilution if certain debt owned by the Company is converted into common stock; that the Company’s stockholders will experience dilution when the stock purchase agreement with Applied Digital Solutions closes; the risk of foreclosure on substantially all of the Company’s assets; that the Company’s majority stockholder, Applied Digital Solutions, Inc. is able to completely control the board of directors and may support actions that conflict with the interests of other stockholders; that the Company’s earnings will decline if it writes off additional goodwill and other intangible assets; that exercises of the Company’s options and warrants outstanding and available for issuance may adversely affect the market price of the Company’s common stock, the Company’s inability to generate income, the Company’s Wireless and Monitoring segment’s ability to achieve profitability, the Company’s ability to maintain patent and trade secret protection, domestic and

MORE – MORE – MORE

foreign government regulation, the Company’s sales to government contractors of animal identification products, dependence on a single production arrangement for its patented syringe-injectable microchips, dependence on principal customers, competition in the visual and electronic identification markets, risks as a result of foreign operations, foreign currency rate fluctuation, dependence on a small team of senior management and the Company’s ability to develop, integrate, miniaturize and market the Digital Angel TM  technology.  A detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-Q for the quarter ended September 30, 2003.  Investors and stockholders are urged to read this document carefully.  The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release will be met, and investors should understand the risks of investing solely due to such projections.  The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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